Exhibit 2.1

FIRST AMENDMENT AGREEMENT
TO BUSINESS COMBINATION AGREEMENT

This First Amendment Agreement, dated as of December 2, 2022 (this “Amendment Agreement”), to the Business Combination Agreement, dated as of April 25, 2022 (the “Original Business Combination Agreement”), is made and entered into by and among (i) SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“XPAC”), (iii) BAC1 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) BAC2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), (v) Newco BAC Holdings, Inc., an exempted company incorporated with limited liability in the Cayman Islands, and (vi) SuperBac Biotechnology Solutions S.A., a corporation incorporated under the laws of the Brazil (the “Company”). Capitalized terms used but not defined in this Amendment Agreement shall have the respective meanings ascribed to such terms in the Original Business Combination Agreement.

RECITALS

WHEREAS, the parties entered into the Original Business Combination Agreement on April 25, 2022;

WHEREAS, the Original Business Combination Agreement provides that the Original Business Combination may be terminated by either XPAC or SuperBac, if the transactions contemplated by the Original Business Combination Agreement shall not have been consummated on or prior to the 210th day following the execution and delivery of the Original Business Combination Agreement (and if such 210th day shall not be a Business Day, then the next following Business Day (which is defined as the Outside Date). The Outside Date is November 21, 2022;

WHEREAS, Section 11.12 of the Original Business Combination Agreement provides that the Original Business Combination Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each such party; and

WHEREAS, the parties to the Original Business Combination Agreement desire to amend the Original Business Combination Agreement to extend the Outside Date to January 31, 2023, as set forth in this Amendment Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Amendment Agreement and intending to be legally bound hereby, XPAC, PubCo, Merger Sub 1, Merger Sub 2, Newco and the Company hereby agree as follows:

Article 1

Amendment to Original BUSINESS COMBINATION Agreement

Section 10.1(i) of the Original Business Combination Agreement is hereby deleted in its entirety and replaced by the following:

“(i) by either XPAC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to January 31, 2023 (and if such date is not a Business Day, then the next following Business Day) (the “Outside Date”).”

Article 2

Effect of Amendment AGREEMENT

Section 2.1 Effectiveness. The parties hereto hereby acknowledge and agree that this Amendment Agreement shall be effective as of the date hereof.

Section 2.2 Effect of Amendment Agreement. Except as expressly and specifically amended by this Amendment Agreement, the Original Business Combination Agreement is not otherwise being amended, modified or supplemented and all terms and provisions of the Original Business Combination Agreement, as amended by this Amendment Agreement, are and shall remain in full force and effect in accordance with its terms.

Section 2.3 Interpretation. On and after the date hereof, each reference in the Original Business Combination Agreement to “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder,” “hereto” and derivative or similar words referring to the Original Business Combination Agreement, and each reference in any other document relating to the “Business Combination Agreement,” the “Agreement,” “thereunder,” “thereof,” or words of like import referring to the Original Business Combination Agreement, means and references the Original Business Combination Agreement as amended by this Amendment Agreement (except that references in the Original Business Combination Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of similar import shall continue to mean April 25, 2022). In the event of any inconsistency or conflict between the terms and provisions of the Original Business Combination Agreement, on the one hand, and this Amendment Agreement, on the other hand, the terms and provisions of this Amendment Agreement shall govern and control.

Article 3

MISCELLANEOUS Provisions

Section 3.1 Entire Agreement. The Original Business Combination Agreement, as amended by this Amendment Agreement (together with the Disclosure Letters), the NDA and the other Transaction Documents constitute the entire agreement among the parties to the Original Business Combination Agreement, as amended by this Amendment Agreement, relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions (including the Non-Binding Letter between XPAC and the Company, dated as of September 23, 2021). No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth in the Transaction Documents.

Section 3.2 Other Miscellaneous Provisions. The provisions contained in Section 11.3, Section 11.5, Sections 11.7 through 11.9 and Sections 11.15 through 11.19 of the Original Business Combination Agreement shall apply mutatis mutandis to this Amendment Agreement and are deemed to be incorporated herein by reference.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Amendment Agreement to be duly executed as of the date first above written.

XPAC ACQUISITION CORP.

By:	/s/ Chu Chiu Kong
Name: Chu Chiu Kong
Title: Chief Executive Officer and Chairman of the Board of Directors

[Signature Page to Amendment Agreement to Business Combination Agreement]

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Amendment Agreement to be duly executed as of the date first above written.

SUPERBAC PUBCO HOLDINGS INC.

By:	/s/ Wilson Ernesto da Silva
Name: Wilson Ernesto da Silva
Title: Director

[Signature Page to Amendment Agreement to Business Combination Agreement]

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Amendment Agreement to be duly executed as of the date first above written.

BAC1 HOLDINGS INC.

By:	/s/ Wilson Ernesto da Silva
Name: Wilson Ernesto da Silva
Title: Director

[Signature Page to Amendment Agreement to Business Combination Agreement]

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Amendment Agreement to be duly executed as of the date first above written.

BAC2 HOLDINGS INC.

By:	/s/ Wilson Ernesto da Silva
Name: Wilson Ernesto da Silva
Title: Director

[Signature Page to Amendment Agreement to Business Combination Agreement]

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Amendment Agreement to be duly executed as of the date first above written.

NEWCO BAC HOLDINGS, INC.

By:	/s/ Wilson Ernesto da Silva
Name: Wilson Ernesto da Silva
Title: Director

[Signature Page to Amendment Agreement to Business Combination Agreement]

IN WITNESS WHEREOF, the undersigned parties have hereunto caused this Amendment Agreement to be duly executed as of the date first above written.

SUPERBAC BIOTECHNOLOGY SOLUTIONS S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name: Luiz Augusto Chacon de Freitas Filho
Title: Chief Executive Officer

[Signature Page to Amendment Agreement to Business Combination Agreement]